UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Brickell Biotech, Inc.

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BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 31, 2020
TO THE STOCKHOLDERS OF BRICKELL BIOTECH, INC.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Brickell Biotech, Inc., a Delaware corporation (the “Company”), will be held on August 31, 2020, at 10 a.m. (Mountain Time) at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 (the “Special Meeting”), for the following purposes:
1.To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) from 50,000,000 to 100,000,000;
2.To approve amendments to the Company’s 2020 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) to increase the number of shares of Common Stock authorized for issuance under the Omnibus Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 4,500,000 shares; and
3.To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting or in the absence of a quorum.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has fixed the close of business on July 24, 2020, as the record date for the Special Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ ROBERT B. BROWN
Robert B. Brown
Chief Executive Officer

Boulder, Colorado
July 27, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 2020.

This Notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com.

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL 1 - APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	6
PROPOSAL 2 - APPROVAL OF AMENDMENTS TO THE BRICKELL BIOTECH, INC. 2020 OMNIBUS LONG-TERM INCENTIVE PLAN	10
PROPOSAL 3 - APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE ANY OF THE PROPOSALS AT THE TIME OF MEETING OR IN THE ABSENCE OF A QUORUM	20
EXECUTIVE COMPENSATION	21
DIRECTOR COMPENSATION	27
EQUITY COMPENSATION PLAN INFORMATION	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
SOLICITATION OF PROXIES	32
HOUSEHOLDING OF PROXY MATERIALS	32
OTHER MATTERS	32
APPENDIX A– PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION	A-1
APPENDIX B– BRICKELL BIOTECH, INC. 2020 OMNIBUS LONG-TERM INCENTIVE PLAN, AS PROPOSED TO BE AMENDED	B-1

BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 31, 2020
This proxy statement and the accompanying proxy card are being furnished to holders of shares of common stock of Brickell Biotech, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with a Special Meeting of Stockholders (the “Special Meeting”) to be held on August 31 , 2020 at 10 a.m., Mountain Time, or at any adjournments or postponements thereof, for the purposes set forth herein. The Special Meeting will be held at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301.
This proxy statement and the proxy card are first being sent to stockholders commencing on or about July 27, 2020. We will pay for the cost of soliciting proxies to vote at the Special Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 2020.
This Notice of Special Meeting and the Proxy Statement are available at www.proxyvote.com.
In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to the Special Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
What am I voting on?
The following proposals are scheduled for a vote at the Special Meeting:
•To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) from 50,000,000 to 100,000,000;
•To approve amendments to the Company’s 2020 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) to increase the number of shares of Common Stock authorized for issuance under the Omnibus Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 4,500,000 shares; and
•To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting or in the absence of a quorum.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on July 24, 2020 (the “Record Date”), will be entitled to vote at the Special Meeting. On this record date, there were 27,271,573 shares of the Company’s Common Stock outstanding and entitled to vote.

Am I a stockholder of record?
If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.
If I am a stockholder of record of the Company’s shares, how do I cast my vote?
If you are a stockholder of record, you may vote in person at the Special Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy over the telephone, on the Internet, or using a proxy card.
The procedures for voting by proxy are as follows:
•To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.
•To vote by proxy using a proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.
•To vote by proxy over the telephone, dial the toll-free phone number listed on the proxy card under the heading “Vote by Phone” and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on August 30, 2020, to be counted.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
If I am a beneficial owner of the Company’s shares, how do I vote?
If you are a beneficial owner of shares held in street name through a brokerage firm, bank, dealer, or other similar organization, you will receive instructions from that organization, which you must follow to vote your shares. Beneficial owners who wish to vote in person at the Special Meeting must obtain a valid legal proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third (1/3) of the outstanding shares are present in person or represented by proxy at the Special Meeting. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum. At the close of business on the Record Date, there were 27,271,573 shares outstanding and entitled to vote.

Therefore, 9,090,525 shares must be present at the Special Meeting or represented by proxy to have a quorum. If there is no quorum, a majority of the votes present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.
How many votes are needed to approve each proposal?
•Proposal 1, the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote.
•Proposal 2, the approval of amendments to the Company’s Omnibus Plan, requires the affirmative vote of the holders of a majority of shares either present in person or represented by proxy and entitled to vote.
•Proposal 3, the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting or in the absence of a quorum, requires the approval of a majority of the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote, even if less than a quorum.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Proposals 1 and 3 are considered “routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on Proposals 1 and 3, even if the broker or other nominee does not receive voting instructions from you.
As a result, we do not anticipate any broker non-votes with respect to Proposals 1 and 3. Broker non-votes will be counted toward the presence of a quorum but, with respect to Proposal 2, will not be counted toward the vote total for, and will not have an effect on the outcome of, Proposal 2.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of the Company’s Common Stock you owned as of the close of business on July 24, 2020.
What does it mean if I receive more than one proxy card or voting instruction form?
If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposal 1, the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, “For” Proposal 2, the approval of amendments to the Company’s Omnibus Plan, and “For” Proposal 3, the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting or in the absence of a quorum.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our officers, directors, employees and consultants may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors, employees and consultants no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged Alliance Advisors, LLC (“Alliance”) to assist us in soliciting proxies for the Special Meeting. We will pay Alliance a base fee of $10,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance will be approximately $15,000.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of three ways:
•You may timely submit a later-dated proxy via the Internet, by telephone or by mail;
•You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 5777 Central Avenue, Suite 102, Boulder, CO 80301; or
•You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.
What is the deadline to submit a proposal for inclusion in the proxy materials for the 2021 Annual Meeting?
To be eligible for inclusion in the proxy materials for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), a stockholder proposal must be received by our Corporate Secretary by November 30, 2020. Stockholder proposals should be addressed to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301. Such proposals need to comply with SEC regulations regarding the inclusion of stockholder proposals in our sponsored proxy materials.
What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2021 Annual Meeting?
If you wish to present a proposal from the floor at the 2021 Annual Meeting, the proposal must be received by our Corporate Secretary not less than 90 calendar days nor more than 120 calendar days prior to the date of the meeting in order for the proposal to be considered. If we provide less than 45 calendar days’ notice or public disclosure of the date of the 2021 Annual Meeting, a stockholder proposal must be received by our Corporate Secretary not later than the close of business on the 10th business day following the date on which such notice is mailed or such public disclosure is made.

If you wish to present a director nomination from the floor at the 2021 Annual Meeting, your written recommendation to the Nominating and Corporate Governance Committee must be received by our Corporate Secretary at least 120 days prior to the date of the meeting in order for the nomination to be considered. If we provide less than 90 calendar days’ notice of the 2021 Annual Meeting, your written recommendation must be received by our Corporate Secretary not later than the close of business on the seventh calendar day following the date on which the notice of meeting was mailed. All proposals and nominations must be submitted in writing to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Corporate Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1
APPROVAL OF AN AMENDMENT TO THE COMPANY'S
RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
On July 14, 2020, the Board adopted, subject to stockholder approval, an amendment to Article IV, Section A of our Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Common Stock by 50,000,000 shares, or from 50,000,000 shares to 100,000,000 shares. The following discussion is qualified by the text of the Charter Amendment, which is set forth in Appendix A attached to this proxy statement. The Board believes that the Charter Amendment is necessary to maintain flexibility to issue shares of Common Stock for future corporate needs.
The additional authorized shares of Common Stock to be authorized by the Charter Amendment would have rights identical to our current issued and outstanding shares of Common Stock. Issuance of the additional shares of Common Stock would not affect the rights of the holders of our issued and outstanding shares of Common Stock, except for effects incidental to any increase in the number of shares of Common Stock issued and outstanding, such as dilution of earnings per share and voting rights.
If the Charter Amendment is approved by stockholders at the Special Meeting, then it will become effective upon filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur promptly following the Special Meeting. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and without further action by our stockholders, not to proceed with the Charter Amendment at any time before it becomes effective.
Capitalization
Our Restated Certificate of Incorporation currently authorizes up to 55,000,000 shares of capital stock, of which 50,000,000 are shares of Common Stock and 5,000,000 are shares of preferred stock, par value $0.01 per share. As of July 14, 2020, we had no shares of preferred stock issued and outstanding and the Charter Amendment does not affect the number of authorized shares of preferred stock.
On June 22, 2020, we completed a registered public offering (the “June 2020 Offering”) and sold 14,790,133 shares of our Common Stock, pre-funded warrants to purchase 2,709,867 shares of our Common Stock, and accompanying common warrants to purchase up to an aggregate of 17,500,000 shares of our Common Stock. As a result, and in addition to shares of our Common Stock previously issued or reserved for issuance, as of July 14, 2020, we estimate that the following shares of Common Stock were issued or reserved for future issuance:
•26,671,573 shares were issued and outstanding;
•1,578,231 shares were reserved for issuance upon the exercise of outstanding stock options;
•253,045 shares were reserved for issuance upon the settlement of outstanding restricted stock units; and
•20,669,533 shares were reserved for issuance upon the exercise of outstanding warrants.
Under the terms of the Omnibus Plan approved by our stockholders at our 2020 Annual Meeting of Stockholders held on April 20, 2020 (the “2020 Annual Meeting”), 679,389 shares of Common Stock were authorized for issuance under the Omnibus Plan. As a result of the June 2020 Offering, if the Charter Amendment is not approved by our stockholders, we will be severely limited in our ability to grant additional awards under the Omnibus Plan, which in turn will severely limit our ability to attract and retain employees. In addition, the Board has determined that it is in the best interests of our company and stockholders to provide for additional shares to be used for equity compensation awards under the Omnibus Plan, and therefore, pursuant to this proxy statement, we are also seeking the approval of our stockholders to increase the number of shares of our Common Stock available for issuance under the Omnibus Plan by 4,500,000. See “Proposal 2 – Approval of Amendments to the Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan.”
Further, the Board had previously reserved 10,000,000 shares of Common Stock for issuance pursuant to a purchase agreement (the “Lincoln Park Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park agreed to purchase from us up to an aggregate of $28.0 million of our Common Stock (subject to certain limitations) from time to time over the 36-month term of the Lincoln Park Purchase Agreement. As a result of the June 2020 Offering, the Board re-allocated 10,000,000 shares previously reserved for issuance related to the Lincoln Park Purchase Agreement, to instead be reserved for issuance under the warrants issued in the June 2020 Offering. As a result, if the Charter Amendment is not approved by stockholders, we will be significantly limited in our ability to utilize the Lincoln Park Purchase Agreement as a source of capital.
Accordingly, at July 14, 2020, 827,618 shares of Common Stock remained unreserved and available for future issuance. In consideration of the foregoing, the Board approved the Charter Amendment in substantially the form set forth in Appendix A and has recommended that our stockholders do the same.
Reasons for the Charter Amendment
We believe that the additional shares of authorized Common Stock under the Charter Amendment are necessary to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board determines to be in our company’s best interests on a timely basis without the expense and delay of a stockholders’ meeting. The Board believes that the currently remaining authorized Common Stock is not likely to be sufficient to permit us to respond to potential business opportunities or to pursue important objectives designed to enhance stockholder value, or to recruit and retain employees, directors, officers and consultants. In particular, without additional authorized shares of Common Stock, we will be severely restricted in our ability to pursue the additional financing required to complete our U.S. Phase 3 clinical trials of sofpironium bromide and conduct the necessary research and development activities related to regulatory submissions for sofpironium bromide. In addition, the number of currently remaining authorized shares of Common Stock will significantly limit our ability to issue shares under the Lincoln Park Purchase Agreement or to grant new equity awards under the Omnibus Plan up to the full amount authorized under the Omnibus Plan, either before or after the proposed increase in such amount as described further under “Proposal 2 – Approval of Amendments to the Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan.”
The additional authorized shares of Common Stock under the Charter Amendment will provide us with flexibility to use our Common Stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, issuing shares under the Lincoln Park Purchase Agreement, expanding our business, acquisition transactions, entering into strategic relationships, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends or for other general corporate purposes. For example, we will require substantial additional funding in order to complete our U.S. Phase 3 clinical trials of sofpironium bromide, our primary product candidate, and the additional authorized shares of Common Stock under the Charter Amendment could be utilized for a financing if we have an appropriate opportunity. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

If the Charter Amendment is not approved by our stockholders, our business development and financing alternatives may be limited by the lack of sufficient unissued and unreserved authorized shares of Common Stock, and stockholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel, and if the Charter Amendment is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities that our Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve the Charter Amendment, we may not be able to access the capital markets, initiate or complete pivotal clinical trials and other key development activities, complete corporate collaborations or partnerships, attract, retain and motivate employees and others required to make our business successful, and pursue other business opportunities integral to our growth and success, all of which could severely harm our company and our prospects.
Other than shares related to future awards under the Omnibus Plan, outstanding awards issued pursuant to the Omnibus Plan or prior equity compensation plans, the Lincoln Park Purchase Agreement, our amended and restated license agreement with Bodor Laboratories, Inc. and Dr. Nicholas S. Bodor, and outstanding warrants, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of our Common Stock. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the Omnibus Plan, they may be deemed to have an indirect interest in the Charter Amendment, because absent the Charter Amendment, we would not have sufficient authorized shares to grant such awards.
Possible Effects of the Amendment
The increase in authorized shares of our Common Stock under the Charter Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our Common Stock do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our Common Stock.
The Board has not proposed the increase in the number of authorized shares of Common Stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Charter Amendment is approved by stockholders, the additional shares of authorized Common Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of Common Stock, or the replacement or removal of one or more directors or members of management.
The following other provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws, in combination with the additional authorized shares, may also have an anti-takeover effect of preventing or discouraging a change in control of our company: (i) a Board comprised of three classes of directors with each class serving a staggered three-year term; (ii) authorizing the Board to issue preferred stock from time to time, in one or more classes or series, without stockholder approval; (iii) requiring the approval of at least two-thirds of our outstanding voting stock to amend specified provisions of our Restated Certificate of Incorporation; (iv) requiring the approval of at least two-thirds of our total number of authorized directors, or two-thirds of our outstanding voting stock, to amend our Amended and Restated Bylaws; (v) providing that special meetings of our stockholders may be called only by our Chief Executive Officer, or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; (vi) providing that vacancies on the Board and newly created directorships may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; and (vii) the absence of cumulative voting rights in the election of directors.
The Board of Directors recommends a vote “FOR” approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE
BRICKELL BIOTECH, INC. 2020 OMNIBUS LONG-TERM INCENTIVE PLAN
On March 16, 2020, the Board approved, and on April 20, 2020, our stockholders approved, the Omnibus Plan. On July 14, 2020, the Board, based on the recommendation of the Compensation Committee, approved the following amendments to the Omnibus Plan, subject to stockholder approval:
•an increase in the maximum number of shares that may be delivered under the Omnibus Plan by an additional 4,500,000 shares, from 679,389 shares to 5,179,389 shares (which amount is in addition to any shares granted previously under the Company’s 2009 Equity Incentive Plan, as amended, and the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Prior Plans”) that are forfeited, expire or are canceled after the effective date of the Omnibus Plan without delivery of shares or which result in the forfeiture of the shares back to us to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans); and
•a corresponding increase in the maximum number of shares that may be delivered with respect to incentive stock options granted under the Omnibus Plan by an additional 4,500,000 shares, from 679,389 shares to 5,179,389 shares;
(collectively, the “Plan Amendments”). A copy of the Omnibus Plan, as proposed to be amended, is attached to this proxy statement as Appendix B and is marked to show the proposed Plan Amendments.
Purpose
Equity compensation is an important component of our executive, employee, consultant and director compensation programs. We believe it best aligns employee, consultant and director compensation with stockholder interests and motivates participants to achieve long-range goals tied to the success of the company. The Omnibus Plan permits shares of our Common Stock to be awarded as employee incentive compensation, allowing the Board to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for our growth.
Key Reasons to Vote for this Proposal:
•Equity awards are a key part of our compensation program. We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders, and (iii) preserves our cash resources. It has been our practice to grant equity broadly throughout the organization, not just to executive officers and directors. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.
•Equity awards incentivize the achievement of key business objectives and increases in stockholder value. Our equity program primarily consists of stock options and restricted stock units. Stock options are performance-based because no value is realized unless our stock price increases from the date of grant. We believe that equity awards have been and will continue to be critical to our success and that they play an important role in incentivizing employees across our company to achieve our key business objectives and drive increases in stockholder value. The Omnibus Plan promotes the long-term financial interest of our company, including the growth in value of our company’s equity and enhancement of long-term stockholder return.
•The Omnibus Plan provides necessary flexibility to the Board. Specifically, the Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards, and cash incentive awards. The flexibility inherent in the plan permits the Board to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for a public company such as ours, given the volatility of the public markets and reactions to economic and world events especially given the current pandemic. Equity compensation, which aligns the long-term interests of both executives and our stockholders, is an important tool for the Board which without the stockholder approval of this Proposal 2 will not be available to our Board in any meaningful way.
Historic Use of Equity and Need for Additional Shares
Under the terms of the Omnibus Plan approved by our stockholders at the 2020 Annual Meeting, 679,389 shares of Common Stock were authorized for issuance under the Omnibus Plan. As a result of the June 2020 Offering, the Board utilized authorized shares that were previously reserved for issuance under the Omnibus Plan and not subject to outstanding awards under the Omnibus Plan, to instead be reserved for issuance under the warrants issued in the June 2020 Offering. As a result, if the Charter Amendment is not approved by our stockholders, we will be severely limited in our ability to grant additional awards under the Omnibus Plan, severely limiting our ability to attract and retain employees, including current employees. In addition, regardless of whether the Charter Amendment is approved by stockholders, although the Omnibus Plan was adopted in April 2020 and awards representing 92,436 shares have been granted under the Omnibus Plan through July 14, 2020, the Compensation Committee of the Board has recently reviewed the number of shares available for issuance under the Omnibus Plan, which was approximately 694,162 shares as of July 14, 2020, and determined that such number would likely be insufficient to meet our anticipated retention and recruiting needs. The Compensation Committee also considered the amount of outstanding stock options that are underwater. All of our outstanding stock options are “underwater,” meaning the exercise price of each of those options is greater than our current stock price as of July 14, 2020.
In setting the number of additional shares to be available for issuance under the Plan Amendments, we considered the significant number of additional shares and warrants issued in the June 2020 Offering, in addition to our estimated going forward competitive usage needs for existing employees and potential new hires for approximately the next one to three years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Omnibus Plan could last for a shorter or longer time.
Based on these considerations, an additional 4,500,000 shares are being proposed to be made available for issuance under the Omnibus Plan, which the Compensation Committee believes represents an appropriate increase at this time.
As of July 14, 2020, our dilution (calculated as the number of shares available for grant under the Omnibus Plan divided by the total number of fully diluted shares outstanding) was approximately 1.4%. If the Plan Amendments are approved, and if the Charter Amendment is approved, the potential dilution from issuances authorized under the Omnibus Plan as of July 14, 2020 would increase to approximately 9.6%. While we acknowledge the potential dilutive effect of stock-based compensatory awards, the Board and the Compensation Committee believe that the performance and motivational benefits that can be achieved from offering such awards outweigh this potential dilutive effect.

The Compensation Committee believes that the ability to provide equity compensation to our executives and other employees and consultants has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. The Compensation Committee believes that equity-based compensation is a key feature of a competitive compensation program. Further, equity-based compensation awards help align our employees’ and consultants’ interests with those of our stockholders.
Key Compensation Practices Reflected in the Omnibus Plan
The Omnibus Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including:
•No repricing of stock options. The Omnibus Plan prohibits the repricing of stock options without stockholder approval. This prohibition includes decreasing the exercise price of a stock option after the date of grant or replacing a stock option for cash or another award if the exercise price is greater than the then-current fair market value of the underlying stock.
•No discounted stock options. The exercise price for a stock option may not be less than the fair market value of the underlying stock at the time the option is granted.
•No liberal share recycling. The following shares will not become available again for issuance under the Omnibus Plan: (i) shares used to satisfy the applicable tax withholding obligation or payment of the exercise price; (ii) shares tendered to satisfy the payment of the exercise price of a stock option; or (iii) shares repurchased by us with proceeds received from the exercise of a stock option.
•No liberal definition of “change in control.” No change in control would be triggered on mere stockholder approval of a transaction.
•Limits on dividends and dividend equivalents. The Omnibus Plan prohibits the payment of dividends or dividend equivalents on stock options, and provides that no dividends or dividend equivalents granted in relation to full value awards that are subject to vesting shall be settled prior to the date that such full value award (or applicable portion thereof) becomes vested and is settled.
•Minimum vesting or performance period for all awards. Subject to certain limited exceptions, a minimum vesting or performance period of one year is prescribed for all awards.
General Terms of the Omnibus Plan
The following summary of the Omnibus Plan is not a comprehensive description of all provisions of the Omnibus Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Omnibus Plan, which is attached as Appendix B to this proxy statement and is marked to show the proposed Plan Amendments.
The Omnibus Plan is administered by the Compensation Committee of the Board unless otherwise provided by the Board. The Compensation Committee selects the Participants, the time or times of receipt of awards, the types of awards to be granted and the applicable terms, conditions, performance targets, restrictions and other provisions of such awards, to cancel or suspend awards, and to accelerate the exercisability or vesting of any award under circumstances designated by it. The Compensation Committee may delegate all or any portion of its responsibilities or powers under the Omnibus Plan to persons selected by it. If the Compensation Committee does not exist or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Omnibus Plan that would otherwise be the responsibility of the Compensation Committee.

If an award of Common Stock is forfeited without the delivery of shares, the total number of shares with respect to which such payment is made shall not be considered to have been delivered. However, (i) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by us to satisfy such withholding obligation shall be considered to have been delivered; (ii) if the exercise price of any option granted under the Omnibus Plan is satisfied by tendering Company shares to us (including Company shares that would otherwise be distributable upon the exercise of the option), the number of Company shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iii) if we repurchase Company shares with proceeds received from the exercise of an option issued under the Omnibus Plan, the total number of shares repurchased shall be deemed delivered.
Notwithstanding the minimum vesting limitations described below with respect to options and full value awards, the Compensation Committee may grant options and full value awards that are not subject to such minimum vesting provisions. The total aggregate number of Company shares subject to options and full value awards granted pursuant to the Omnibus Plan that are not subject to such minimum vesting limitations may not exceed five percent of the limit of the total number of Company shares that may be delivered under the Omnibus Plan.
The Company shares with respect to which awards may be made under the Omnibus Plan shall be:
•shares currently authorized but unissued;
•to the extent permitted by applicable law, currently held or acquired by us as treasury shares, including shares purchased in the open market or in private transactions; or
•shares purchased in the open market by a direct or indirect wholly-owned subsidiary of Company, and we may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired.
At the discretion of the Compensation Committee, an award under the Omnibus Plan may be settled in cash, Company shares, the granting of replacement awards, or a combination thereof; provided, however, that if a cash incentive award is settled in Company shares, it must satisfy the minimum vesting requirements related to full value awards.
The Compensation Committee may use Company shares available under the Omnibus Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of our company or a subsidiary, including the plans and arrangements of our company or a subsidiary assumed in business combinations.
In the event of a corporate transaction involving us (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Compensation Committee shall adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include:
•adjustment of the number and kind of shares which may be delivered under the Omnibus Plan;
•adjustment of the number and kind of shares subject to outstanding awards;
•adjustment of the exercise price of outstanding options; and
•any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation:

•replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and
•cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the Company shares subject to the option at the time of the transaction over the exercise price.
Except as otherwise provided by the Compensation Committee, awards under the Omnibus Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
Eligibility and Shares Subject to the Omnibus Plan
All employees and directors of, and consultants and other persons providing services to, our company or any of its subsidiaries (or any parent or other related company, as determined by the Compensation Committee) are eligible to become Participants in the Omnibus Plan, except that non-employees may not be granted incentive stock options.
As of July 14, 2020, we had 12 employees and four non-employee directors eligible to participate in the Omnibus Plan.
As of April 20, 2020, the effective date of the Omnibus Plan, the maximum number of shares of Common Stock that could be delivered to Participants and their beneficiaries under the Omnibus Plan was (i) 679,389 shares; and (ii) any shares granted previously under the Prior Plans that are forfeited, expire or are canceled after April 20, 2020 without delivery of shares or which result in the forfeiture of the shares back to us to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans, but not including shares that remained available for grant pursuant to the Prior Plans that were not previously granted. Since April 20, 2020 and through July 14, 2020, a total of 92,436 shares of Common Stock have been issued pursuant to or are subject to awards under the Omnibus Plan.
The Plan Amendments would increase the total number of shares of Common Stock available for the grant of awards under the Omnibus Plan by an additional 4,500,000 shares, from 679,389 shares to 5,179,389 shares, plus the number of shares granted previously under the Prior Plans that are forfeited, expire or are canceled after April 20, 2020. If an award granted under the Omnibus Plan is forfeited or canceled, or is settled in cash, the undelivered shares of Common Stock that were subject to the award will be available for future awards under the Omnibus Plan. The following shares of Common Stock may not again be made available for issuance as awards under the Omnibus Plan: (i) shares of Common Stock tendered or withheld to pay the exercise price or withholding taxes related to an outstanding award, or (ii) shares repurchased by us with proceeds received from the exercise of an option issued under the Omnibus Plan.
The allocation of the additional 4,500,000 shares of stock which the stockholders are being asked to approve has not been determined. Pursuant to the terms of the Omnibus Plan, the Compensation Committee and/or committees appointed by the Board will determine the number of options and restricted stock units (“RSUs”) (and any other awards) to be allocated to our employees, consultants and non-employee directors under the Omnibus Plan in the future, and such allocations may only be made in accordance with the provisions of the Omnibus Plan as described herein.
Options
The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase Company shares at an exercise price determined by the Compensation Committee. Each option shall be designated as an incentive stock option or non-qualified stock option when granted. An incentive stock option is a stock option intended to satisfy additional requirements required by federal tax rules in the United States as specified in the Omnibus Plan (and any incentive stock option granted that does not satisfy such requirements shall be treated as a non-qualified stock option).
The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries with respect to incentive stock options granted under the Omnibus Plan currently is 679,389 shares of Common Stock. If the Plan Amendments are approved by stockholders, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries with respect to incentive stock options granted under the Omnibus Plan would be increased to 5,179,389 shares of Common Stock.
Except as described below, the exercise price for an option shall not be less than the fair market value of a Company share at the time the option is granted; provided, that the exercise price of an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110 percent of the fair market value of a Company share at the time of grant. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to us as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders or as adjusted for the corporate transactions described above. On July 14, 2020, the closing price for our Common Stock on the Nasdaq Stock Market was $0.84 per share.
No option shall be surrendered to us in consideration for a cash payment or grant of any other award if at the time of such surrender the exercise price of such option is greater than the then current fair market value of a share of Common Stock, except as approved by our stockholders. In addition, the Compensation Committee may grant options with an exercise price less than the fair market value of the Company shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Compensation Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. No dividend equivalents may be granted under the Omnibus Plan with respect to any option.
The option shall be exercisable in accordance with the terms established by the Compensation Committee, but in no event shall an option become exercisable or vested prior to the earlier of (i) the first anniversary of the date of grant or (ii) the date on which the Participant’s termination occurs by reason of death or disability, change in control or involuntary termination.
The full purchase price of each Company share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option shall be payable in cash, by promissory note, or by Company shares (valued at fair market value as of the day of exercise), including shares of stock otherwise distributable on the exercise of the option, or a combination thereof. If the shares remain publicly traded, the Compensation Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell Company shares (or a sufficient portion of the Company shares) acquired upon exercise of the option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Company shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable. In no event will an option expire more than ten years after the grant date; provided, that an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be more than 5 years.
Full Value Awards
The following types of “full value awards” may be granted, as determined by the Compensation Committee:
•the Compensation Committee may grant awards in return for previously performed services or in return for the Participant surrendering other compensation that may be due;

•the Compensation Committee may grant awards that are contingent on the achievement of performance or other objectives during a specified period; and
•the Compensation Committee may grant awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.
Any such awards shall be subject to such conditions, restrictions and contingencies as the Compensation Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without achievement of performance targets or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service shall not end prior to the first anniversary of the date of grant. If the right to become vested in a full value award is conditioned on the achievement of performance targets or performance objectives, and without it being granted in lieu of other compensation, then the required performance period shall not end prior to the first anniversary of the date of grant. In the event the Participant’s termination occurs due to death, disability or involuntary termination without cause, any unvested full value awards shall become vested only as determined by the Compensation Committee in its sole discretion.
Dividends or dividend equivalents settled in cash or Company shares may be granted to a Participant in relation to a full value award with payments made either currently or credited to an account. No dividend or dividend equivalents granted in relation to a full value award that is subject to vesting shall be settled prior to the date such full value award (or applicable portion thereof) becomes vested and is settled.
Change in Control
A change in control shall have such effect on an award as is provided in the applicable award agreement, or, to the extent not prohibited by the Omnibus Plan or the applicable award agreement, as provided by the Compensation Committee. In the event of a change in control, the Compensation Committee may cancel any outstanding awards in return for cash payment of the current value of the award, determined with the award fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the Company shares subject to the option at the time of the transaction over the exercise price (and the option will be canceled with no payment if the value of the shares at the time of the transaction are equal to or less than the exercise price).
For the purposes of the Omnibus Plan, a “change in control” is generally deemed to occur when:
•any person becomes the beneficial owner of 50 percent or more of our voting stock;
•the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction involving our company where, immediately after the transaction, our stockholders immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company;
•the consummation of any plan of liquidation or dissolution providing for the distribution of all or substantially all of the assets of our company and its subsidiaries or the consummation of a sale of substantially all of the assets of our company and its subsidiaries; or
•at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board, who we refer to as Incumbent Directors, cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors.

Amendment and Termination
The Board may amend or terminate the Omnibus Plan at any time, and the Board or the Compensation Committee may amend any award granted under the Omnibus Plan, but no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board may not amend the provision of the Omnibus Plan related to re-pricing without approval of stockholders or make any material amendments to the Omnibus Plan without stockholder approval. The Omnibus Plan will remain in effect as long as any awards under the Omnibus Plan remain outstanding, but no new awards may be granted after the tenth anniversary of the date on which the stockholders approve the Omnibus Plan.
United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Omnibus Plan based on current U.S. income taxation with respect to Participants who are U.S. citizens or residents. Participants subject to taxation in other countries should consult their tax advisor (including Participants in Israel).
Non-Qualified Options.    The grant of a non-qualified option will not result in taxable income to the Participant. The Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Company shares acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Company shares equal to the fair market value of the shares at the time of exercise and the holding period beginning the day after exercise.
Incentive Stock Options.    The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of our company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is “disabled,” as that term is defined in the Internal Revenue Code).
The excess of the fair market value of the Company shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the Company shares at the time of exercise.
If the Participant does not sell or otherwise dispose of the Company shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Company shares to the Participant, then, upon disposition of such Company shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the above holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Company shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Full Value Awards.    A Participant who has been granted a full value award will not realize taxable income at the time of grant, provided that the Company shares subject to the award are subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the vesting of Company shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, and the holding period beginning at vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant.
Withholding of Taxes.   We may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, Participants may satisfy withholding requirements through cash payment, by having Company shares withheld from awards or by tendering previously owned Company shares to us to satisfy tax withholding requirements.
Change In Control.    Any acceleration of the vesting or payment of awards under the Omnibus Plan in the event of a change in control of us may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary, or may otherwise result in a cut back based on employment arrangements with a Participant.
ERISA.    The Omnibus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401 of the Internal Revenue Code.
Tax Advice
The preceding discussion is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Omnibus Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Omnibus Plan. In addition, a number of Participants reside outside the U.S. and are subject to taxation in other countries or may be subject to U.S. federal income tax in a manner not described above. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.
New Plan Benefits
Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the Omnibus Plan, as amended, other than with respect to non-employee directors. Under the current compensation program for our non-employee directors, each of our non-employee directors receives an annual award of 6,500 stock options, and the non-executive Chairman of the Board receives an additional annual award of 1,500 stock options.
For illustrative purposes only, the following table sets forth the awards received by the individuals and groups listed below under the Prior Plans and the Omnibus Plan between August 31, 2019, the date of our reverse merger transaction, and July 14, 2020:

Name	Number of Shares Subject to Awards (#)
Robert B. Brown	—
Andrew D. Sklawer	20,000
R. Michael Carruthers	10,000
All current executive officers as a group	226,364
All non-employee directors as a group	157,806
All employees, other than executive officers, as a group	139,813

The Board of Directors recommends a vote “FOR” approval of the Plan Amendments.

PROPOSAL 3
ADJOURNMENT PROPOSAL
We are asking our stockholders to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting or if we do not have a quorum at the Special Meeting (“Adjournment Proposal”). If our stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of a proposal such that the proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
The Board believes that it is in the best interests of our company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of the proposals if there are insufficient votes to approve such proposal at the time of the Special Meeting or in the absence of a quorum.
The Board unanimously recommends a vote “FOR” Proposal No. 3.

EXECUTIVE COMPENSATION
The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. In doing so, the Compensation Committee seeks to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, commercial, financial and operational performance.
Determination of Executive Compensation
After performing individual evaluations, the Chief Executive Officer (“CEO”) submits recommendations for approval to the Compensation Committee for salary increases, cash bonuses, and stock-based awards for the other executives. In the case of the CEO, his individual performance evaluation is conducted by the Compensation Committee, which determines his base salary, cash bonus, and stock-based awards. Annual base salary increases, annual stock-based awards, and annual cash bonuses, to the extent granted, will be implemented during the first calendar quarter of the year, beginning in year ending December 31, 2021.
In addition to corporate and individual goal achievement, the Compensation Committee also considers the following factors in determining an executive’s compensation package:
•the executive’s role and performance within the Company and the compensation data for similar persons in peer group companies and subscription compensation survey data;
•the demand for executives with the executive’s specific expertise and experience;
•a comparison to other executives within the Company having similar levels of expertise and experience; and
•uniqueness of the executive’s industry skills.
The Compensation Committee retains ultimate discretion as to whether any salary increases, cash bonuses or stock-based awards will be awarded for any year, including whether to accept or vary from the CEO’s recommendations for other executives.
Compensation Components
The components of our compensation package are as follows:
Base Salary
Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that if our executives meet the performance expectations of the Compensation Committee, then their base salaries should be in line with the median range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.
Base salaries are reviewed annually as part of our annual performance program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.
Annual Bonus
Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary and in line with the employee’s employment agreement.
Long-Term Incentives
We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives through equity-based awards. Our Omnibus Plan allows the grant to executives of stock options, restricted stock, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual stock-based grants as part of our overall compensation program. The cumulative amount of stock options granted as part of our annual performance program is approved by the Compensation Committee. All equity-based awards granted to executives are approved by our Compensation Committee or our Board of Directors.
Retirement Plan
We intend to establish a 401(k) retirement savings plan that will allow eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers will be eligible to participate in the 401(k) plan on the same general terms as other full-time employees.
Other Compensation
We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance and dental insurance. In particular circumstances, we may also utilize cash signing bonuses when certain executives join us. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create additional incentive for an executive to join our Company in a position where there is high market demand. Additionally, the Company provides payment for corporate apartments near the Company’s headquarters to the Chief Executive Officer and General Counsel, in lieu of re-location expenses.
Acceleration of vesting of equity-based awards.
In addition to the severance provisions contained in the employment agreements with our CEO and our other executives, provisions of the Omnibus Plan allow our Board of Directors to grant stock-based awards to employees and executives that provide for the acceleration of vesting in the event of a “change of control” (as defined in the Omnibus Plan). The Compensation Committee believes that these provisions are properly designed to promote stability during a change of control and enable our executives to focus on corporate objectives during a change of control, even if their employment may be subsequently terminated.

Tax and Accounting Implications
Deductibility of executive compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executives.
Accounting for stock-based compensation.
The Company accounts for stock-based compensation including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The Compensation Committee considers the accounting impact of equity-based compensation when developing the Company’s compensation strategy.
The Role of Stockholder Say-on-Pay Votes.
We provide our stockholders with the opportunity to cast an advisory vote on executive compensation through a “say-on-pay” proposal every three years, which was the preference expressed by stockholders at our 2020 Annual Meeting.
Summary Compensation Table
The following table presents information regarding compensation earned by or awarded to the Company’s CEO, Chief Financial Officer and the next highest-paid executive officer during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Comp. ($)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)

Robert B. Brown, CEO(3)	2019	450,000	—	—	698,064	32,780	(4)	1,180,844
Reginald L. Hardy, former CEO(3)	2018	296,400	—	—	62,324	—		358,724
Andrew D. Sklawer, Chief Operating Officer	2019	350,000	—	—	349,032	—		699,032
	2018	296,100	69,602	—	415,503	—		781,205
R. Michael Carruthers, Chief Financial Officer	2019	—	—	—	119,481	224,000	(5)	343,481
	2018	—	—	—	62,324	142,194	(5)	204,518
_________________
(1)Annual bonuses are earned related to performance in the year shown but paid in the following year at the Compensation Committee’s discretion, taking into account the Company’s performance against corporate goals in the year shown.
(2)These amounts represent the grant date fair value of equity-based awards granted by the Company during the years presented, determined in accordance with FASB ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 9 to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 18, 2020.
(3)Reginald L. Hardy was our CEO for the year ended December 31, 2018. In 2019, Mr. Hardy transitioned to Chairman of the Board.
(4)Relates to relocation assistance benefits provided pursuant to Mr. Brown’s employment agreement. See “Employment and Consultancy Agreements-Robert B. Brown” below.
(5)Relates to compensation paid under the Company’s consulting agreement with Mr. Carruthers. See “Employment and Consultancy Agreements-R. Michael Carruthers” below.
Outstanding Equity Awards at Year-End
The following table provides details regarding outstanding stock-based awards for each of our named executive officers as of December 31, 2019.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert B. Brown	34,906	104,720	16.45	12/15/28	N/A	N/A
	N/A	207,128	4.76	8/30/29	N/A	N/A
Andrew D. Sklawer	17,260	N/A	6.37	2/14/24	N/A	N/A
	12,082	N/A	12.17	4/22/25	N/A	N/A
	12,082	N/A	12.17	12/23/25	N/A	N/A
	8,630	N/A	12.17	12/15/26	N/A	N/A
	3,624	N/A	16.69	12/15/27	N/A	N/A
	8,630	25,891	16.45	12/15/28	N/A	N/A
	N/A	103,564	4.76	8/30/29	N/A	N/A
R. Michael Carruthers	5,178	N/A	16.69	12/15/27	N/A	N/A
	1,294	3,884	16.45	12/15/28	N/A	N/A
	N/A	35,452	4.76	8/30/29	N/A	N/A
_________________
(1) All stock option grants vest 25% on the first anniversary of the date of grant, and the remainder of the grant vests monthly in equal installments over the following three years.
Employment and Consultancy Agreements
The Company has entered into employment and consultancy agreements with each of its named executive officers as described below.
Robert B. Brown
Under the terms of the employment agreement entered into between the Company and Robert B. Brown, Mr. Brown is entitled to an annual base salary of $450,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Brown is entitled to a performance bonus of up to 50%

of his base salary. Under the employment agreement, Mr. Brown is also eligible for reimbursement of relocation assistance of up to $3,000 a month for temporary living expenses for 36 months, along with up to $75,000 of relocation expenses.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 15 days’ written notice is required if the agreement is terminated by Mr. Brown. In addition, the agreement provides that if the Company terminates Mr. Brown’s employment without cause or Mr. Brown terminates his employment with good reason, Mr. Brown will be eligible to receive:
•any unpaid base salary through the effective date of termination;
•any accrued but unpaid vacation;
•any accrued and/or pro-rated but unpaid incentive compensation;
•base salary for a period of 12 months paid in a lump sum; and
•continuation of health benefits under COBRA for 12 months.
The agreement further provides that if the Company terminates Mr. Brown’s employment without cause or Mr. Brown terminates his employment with good reason within 12 months following a change in control, Mr. Brown will be eligible to receive:
•any accrued but unpaid personal days;
•fully accelerated vesting of all outstanding unvested options or other equity instruments;
•base salary for a period of 12 months in the form of salary continuation; and
•continuation of health benefits under COBRA for 12 months.
The following definitions are used in Mr. Brown’s employment agreement (and, except as noted below, have similar meanings in Andrew Sklawer’s employment agreement as described below):
•“cause” means: (i) an action or omission of Mr. Brown which constitutes a willful and material breach of, or failure or refusal (other than by reason of his disability) to perform his duties under his employment agreement or any other agreements, which is not cured within 15 days after receipt by Mr. Brown of written notice of same; (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder; (iii) conviction of any crime which involves dishonesty or a breach of trust; or (iv) gross negligence in connection with the performance of Mr. Brown’s duties hereunder, which is not cured within 15 days after written receipt by Mr. Brown of written notice of same;
•“good reason” means: (i) the assignment to Mr. Brown of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Brown; or (ii) any failure by us to comply with Article 3 of Mr. Brown’s employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Brown; provided however, that in order to effect resignation for good reason all of the following must occur: (x) Mr. Brown must provide us with written notice within the 60-day period following the events giving rise to his intent to voluntarily resign his employment for good reason, (y) such event is not remedied by us within 30 days following our receipt of such written notice and (z) Mr. Brown’s resignation is effective not later than 30 days after the expiration of such 30-day cure period; and

•“change in control” means: approval by the Company’s stockholders of (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the Company’s stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, (ii) a liquidation or dissolution or (iii) the sale of all or substantially all of the Company’s assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).
Andrew Sklawer
Under the terms of the employment agreement entered into between the Company and Andrew D. Sklawer, Mr. Sklawer is entitled to an annual base salary of $350,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Sklawer is entitled to a performance bonus of up to 35% of his base salary.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 90 days’ written notice is required if the agreement is terminated by Mr. Sklawer. In addition, the agreement provides that if the Company terminates Mr. Sklawer’s employment without good reason (whether or not in connection with a change in control), Mr. Sklawer will be eligible to receive:
•any unpaid base salary through the effective date of termination;
•any accrued but unpaid vacation (or accrued but unpaid personal days in the event the termination occurs within 12 months of a change in control);
•any accrued but unpaid incentive compensation;
•base salary for a period of 12 months paid in a lump sum (or 200% of the base salary in the event the termination occurs within 12 months of a change in control); and
•continuation of health benefits under COBRA for 12 months (or 18 months in the event the termination occurs within 12 months of a change in control).
For purposes of Mr. Sklawer’s employment agreement, “good reason” means: (i) the assignment to Mr. Sklawer of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of his employment agreement, or any other action by us which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Sklawer; (ii) any failure by us to comply with any of the provisions of Article 3 of Mr. Sklawer’s employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Sklawer; (iii) any purported termination by us of Mr. Sklawer’s employment otherwise than for cause, or by reason of Mr. Sklawer’s disability; (iv) the relocation of Mr. Sklawer’s principal place of employment by more than 30 miles; or (v) the voluntary resignation of Mr. Sklawer, following his determination, and 90 days’ notice to us that, in his reasonable discretion, Mr. Sklawer’s continued employment by us is a) no longer critical to our success; and b) no longer aligned with Mr. Sklawer’s business or personal goals, provided however, that in order to effect resignation for good reason under (i), (ii), (iii), or (iv) above, all of the following must occur: (x) Mr. Sklawer must provide us with written notice within the 60-day period following the event(s) giving rise to either (i), (ii), (iii) or (iv) of his intent to voluntarily resign his employment for good reason, (y) such event is not remedied by us within 30 days following our receipt of such written notice and (z) Mr. Sklawer’s resignation is effective not later than 30 days after the expiration of such 30-day cure period.
R. Michael Carruthers
Under the terms of the consulting agreement, as amended, entered into between the Company and R. Michael Carruthers, Mr. Carruthers is entitled to a monthly retainer of $20,000 per month for the provision of approximately 80 hours of services per month with no annual salary or bonus. In addition, if Mr. Carruthers is directed to perform services or other functions in his capacity as consultant in locations other than at his home or the Company’s headquarters in Boulder, Colorado, he is entitled to receive an additional compensation of $2,000 per day. Mr. Carruthers is not entitled to participate in any benefit programs that the Company may make available to employees.
The agreement provides that upon written notice, either party may terminate the consulting arrangement for any reason or no reason, but 30 days’ written notice is required if the agreement is terminated by Mr. Carruthers.

DIRECTOR COMPENSATION
The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director. The Board takes into consideration the performance of the Company when determining the appropriate level of their compensation.
Director Cash Fees and Equity Awards
Each of our non-employee directors receives an annual fee of $44,000 for service on the Board of Directors. The non-executive Chairman of the Board receives an additional annual fee of $20,000.
The Chairman of the Audit Committee receives an annual Audit Committee Chairman fee of $15,000, and each of the other members of the Audit Committee receives an annual fee of $7,000. The Chairman of the Compensation Committee receives an annual Compensation Committee Chairman fee of $10,000, and each of the other members of the Compensation Committee receives an annual fee of $7,000. The Chairman of the Nominating and Corporate Governance Committee receives an annual Nominating and Corporate Governance Committee Chairman fee of $10,000, and each of the other members of the Nominating and Corporate Governance Committee receives an annual fee of $7,000.
All fees are paid on a quarterly basis. Directors may elect to receive all or a portion of their cash fees in the form of RSUs. Non-employee directors are also reimbursed for their expenses for each meeting attended.
Each of our non-employee directors receives an annual award of 6,500 stock options, and the non-executive Chairman of the Board receives an additional annual award of 1,500 stock options.

Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2019.

Name	Fees Earned in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
George B. Abercrombie(2)	20,333	116,343	—	136,676
Reginald Hardy	24,667	174,516	214,313	413,496
Dr. William Ju(3)	17,000	116,343	—	133,343
Gary A. Lyons	19,333	—	—	19,333
Vijay B. Samant	17,000	—	—	17,000
Dennison T. Veru	22,000	116,343	—	138,343
_________________
(1) The number of stock options outstanding at December 31, 2019 held by each non-employee director was as follows: Mr. Abercrombie: 63,000; Mr. Hardy: 87,337; Dr. Ju: 60,411; Mr. Lyons: 7,055; Mr. Samant: 92,736; and Mr. Veru: 51,781 held by Palisade Concentrated Equity Partnership II, L.P. (of which Mr. Veru is Co-Chair and Chief Information Officer and therefore may be deemed to own the stock options) and related entities.
(2) Mr. Abercrombie resigned from the Board in May 2020.
(3) Dr. Ju resigned from the Board in February 2020.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2019, with respect to our equity compensation plans in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	1,793,602	$13.00	145,595
_________________
(1)Includes 0 RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Directors and Named Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 14, 2020 by each of our directors, each of our “named executive officers” appearing in the Summary Compensation Table in our proxy statement for the 2020 Annual Meeting, and all directors and executive officers as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of July 14, 2020	Total Stock and Stock Based Holdings	Percent of Total(1)
Robert B. Brown(2)	216,659	259,322	475,981	1.8%
Andrew D. Sklawer	96,250	110,700	206,950	*
R. Michael Carruthers	—	16,305	16,305	*
Reginald Hardy(3)	528,527	100,590	629,117	2.3%
Dennison T. Veru(4)	985,595	54,189	1,039,784	3.9%
Vijay B. Samant	18,719	103,972	122,691	*
Gary A. Lyons	20,734	31,396	52,130	*
Adam Levy	—	27,841	27,841	*
Deepak Chadha	49,717	83,617	133,334	*
Jose Breton	2,169	18,622	20,791	*
David R. McAvoy	59,357	57,258	116,615	*
All directors and executive officers as a group (11 persons)	1,977,727	863,812	2,841,539	10.3%
_________________
* Less than 1%
(1)Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of July 14, 2020 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of July 14, 2020), by the sum of the total number of shares outstanding as of July 14, 2020, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of July 14, 2020. Applicable percentages are based on 26,671,573 shares of our Common Stock outstanding as of July 14, 2020.
(2)Includes 129,702 shares held in a trust.
(3)Includes 31,087 shares held by Mr. Hardy’s spouse, Manuela Hardy, 266,447 shares held by Hardy Capital, Ltd., and 17,260 shares held by PAH Irrevocable Trust.
(4)Includes 958,813 shares owned, and 3,742 shares that may be acquired within 60 days, by Palisade Concentrated Equity Partnership II, L.P. and 22,976 shares that may be acquired within 60 days, by Palisade Capital Advisors. Mr. Veru is the Co-Chair and Chief Information Officer of Palisade Concentrated Equity Partnership II, L.P., and therefore he may be deemed to have shared voting and dispositive power over those shares.

Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 14, 2020 by each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock on such date. The information below is based on filings by the beneficial owners with the SEC pursuant to Section 13G under the Securities Exchange Act of 1934, as amended, as well as additional information provided to us by the stockholders as noted in the footnotes below.

Name and Address	Common Stock	Percent of Total (1)
CVI Investments, Inc.(2)	1,930,054	7.2%
P.O. Box 309GT
Ugland House, South Church Street, George Town, Grand Cayman
KY1-1104, Cayman Islands
_________________
(1)Percent of shares beneficially owned by any stockholder is calculated by dividing the number of shares beneficially owned by the stockholder by 26,671,573, the number of shares of our Common Stock outstanding as of July 14, 2020.
(2)Heights Capital Management, Inc. is the investment manager to CVI Investments, Inc. and as such may exercise voting and dispositive power over the 1,930,054 shares.

SOLICITATION OF PROXIES
We have engaged Alliance to assist us in soliciting proxies for the Special Meeting. We will pay Alliance a base fee of $10,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance will be approximately $15,000. Our officers, directors, employees and consultants may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors, employees and consultants no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.
If you have questions concerning the proposals in this proxy statement or need assistance in voting, please contact our proxy solicitor:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
833-550-0985 (Toll Free in the U.S.)
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Brickell Biotech, Inc., Investor Relations, 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 or contact (720) 505-4755. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.
OTHER MATTERS
We know of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

By Order of the Board of Directors

/s/ ROBERT B. BROWN
Robert B. Brown
Chief Executive Officer
Boulder, Colorado
July 27, 2020

APPENDIX A

PROPOSED AMENDMENT
TO ARTICLE IV, SECTION A OF THE
RESTATED ARTICLES OF INCORPORATION OF
BRICKELL BIOTECH, INC.

ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is ~~Fifty-Five Million (55,000,000)~~ One Hundred Five Million (105,000,000) shares, of which ~~Fifty Million (50,000,000)~~ One Hundred Million (100,000,000) shares of the par value of One Cent ($0.01) each shall be Common Stock (the “Common Stock”) and Five Million (5,000,000) shares of the par value of One Cent ($0.01) each shall be Preferred Stock (the “Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors also is authorized to determine or alter the rights (including but not limited to voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable laws of the State of Delaware.

APPENDIX B

BRICKELL BIOTECH, INC.
2020 OMNIBUS LONG-TERM INCENTIVE PLAN
(As proposed to be amended on August 31, 2020)

ii

10.1.	General Restrictions	15
10.2.	Tax Withholding	15
10.3.	Grant and Use of Awards	15
10.4.	Dividends and Dividend Equivalents	15
10.5.	Settlement of Awards	15
10.6.	Transferability	15
10.7.	Form and Time of Elections	15
10.8.	Agreement With Company	15
10.9.	Action by Company or Subsidiary	15
10.10.	Gender and Number	15
10.11.	Limitation of Implied Rights	15
10.12.	Evidence	15
10.13.	Limitations under Section 409A	15

iii

BRICKELL BIOTECH, INC.  2020 OMNIBUS LONG-TERM INCENTIVE PLAN
SECTION 1 GENERAL
1.1.  Purpose. The Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan (the “Plan”) has been established by Brickell Biotech, Inc., a Delaware corporation, (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of Participants with those of the Company’s other stockholders through compensation that is based on the Company’s shares; and thereby promote the long-term financial interest of the Company and the Related Companies including the growth in value of the Company’s shares and enhancement of long-term stockholder return. Capitalized terms in the Plan are defined in Section 2.
1.2.  Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
1.3.  Foreign Participants. In order to assure the viability of Awards granted to Participants who are subject to taxation in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such appendixes, supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.
1.4.  Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 8 (relating to operation and administration).
1.5.  History. The Plan was adopted by the Company on March 16, 2020, subject to approval by stockholders. To the extent not prohibited by Applicable Laws, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company’s stockholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are
1

outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the date on which the stockholders approved the Plan.

SECTION 2
DEFINITIONS
2.1.  “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 8.
2.2.  “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3.  “Award Agreement” means the written agreement, including an electronic agreement, setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
2.4.  “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options and Full Value Awards.
2.5.  “Board” means the Board of Directors of the Company.
2.6.  “Change in Control” means the first to occur of any of the following:
(a) the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;
(b) the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;
2

(c) the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or
(d) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).
2.7.  “Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
2.8.  “Committee” has the meaning set forth in Section 8.1.
2.9.  “Common Stock” or “Stock” means the common stock of the Company.
2.10.  “Company” has the meaning set forth in Section 1.1.
2.11.  “Consultant” means any natural person engaged as a consultant or advisor by the Company or a Parent or Subsidiary or other Related Company (as determined by the Committee) to render bona fide services to such entity and such services are not in connection with the sale of shares of Stock in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.12.  “Director” means a member of the Board.
2.13.  “Eligible Individual” means any Employee, Consultant or Director; provided, however, that to the extent required by the Code, an ISO may only be granted to an Employee of the Company or a Parent or Subsidiary. An Award may be granted to an Employee, Consultant or Director, in connection with hiring, retention or otherwise, prior to the date the Employee, Consultant or Director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the Employee, Consultant or Director first performs such services.
2.14.  “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company or a Related Company (as determined by the Committee). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
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2.15.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16.  “Exercise Price” of each Option granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted.
2.17.  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last previous trading day prior to such date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Common Stock on the last previous trading day prior to such date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
2.18.  A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more conditions, as determined by the Committee.
2.19.   An “Incentive Stock Option” or an “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.
2.20.  A “Non-Qualified Option or an “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.
2.21.  An “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Plan may be either an ISO or an NQO as determined in the discretion of the Committee.
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2.22.  “Outside Director” means a Director of the Company who is not an officer or employee of the Company or the Related Companies.
2.23.  “Parent” means a parent corporation within the meaning of Section 424(e) of the Code.
2.24.  “Participant” means the holder of an outstanding Award.
2.25.  “Period of Restriction” means the period during which the transfer of shares of Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.26.  “Plan” has the meaning set forth in Section 1.1.
2.27.  “Related Company” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.
2.28.  “Securities Act” means the Securities Act of 1933, as amended.
2.29.  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
2.30.  “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date. With respect to Awards that constitute deferred compensation subject to Section 409A of the Code, references to the Participant's termination of employment (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar
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reference) and references to a Participant's termination as a Director (including separation from service and other similar references) shall mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3
SHARES OF STOCK AND PLAN LIMITS
3.1.  Shares of Stock and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:
(a) Subject to the following provisions of this Section 3.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of (i) ~~679,389~~ 5,179,389 shares of Stock (which number includes all shares available for delivery under this Section 3.1(a) since the establishment of the Plan, determined in accordance with the terms of the Plan); and (ii) any shares granted previously under the Company’s 2009 Equity Incentive Plan, as amended and the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Prior Plans”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans, but not including shares that remained available for grant pursuant to the Prior Plans that were not previously granted. Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.
(b) Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Section 3.1(a) above, regardless of whether the Award is denominated in shares of Stock or cash. Consistent with the foregoing:
(i) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash), such shares of Stock shall not be deemed to have been delivered for purposes of the determination under Section 3.1(a) above.
(ii) Subject to the provisions of paragraph (i) above, the total number of shares of Stock covered by an Award will be treated as delivered for purposes of this
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paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are used to satisfy the applicable tax withholding obligation or Exercise Price, the number of shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered; (B) if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation, including shares of Stock that would otherwise be distributable upon the exercise of the Option), the number of shares tendered to satisfy such Exercise Price shall be considered to have been delivered; and (C) if shares of Stock are repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, the total number of such shares repurchased shall be deemed delivered.
(c) The shares of Stock with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by Applicable Law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).
3.2.  Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price). However, in no event shall this Section 3.2 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax
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under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.
3.3.  Plan Limitations. Subject to Section 3.2, the following additional maximums are imposed under the Plan:
(a) The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be ~~679,389~~ 5,179,389 shares of Stock (which number includes all shares of Stock available for delivery under this Section 3.3(a) since the establishment of the Plan, determined in accordance with the terms of the Plan).
(b) Notwithstanding the provisions of Sections 4.5 and 5.4 of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of Sections 4.5 (with respect to Options) and of Section 5.4 (with respect to Full Value Awards) in certain circumstances as determined by the Committee in its sole discretion; provided, however, that the aggregate number of shares of Stock subject to Options and Full Value Awards granted pursuant to the Plan that are not subject to the minimum vesting limitations of Sections 4.5 and 5.4 (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by subsection 3.1(a) (relating to the limit on shares of Stock granted under the Plan).

SECTION 4
OPTIONS
4.1.  Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to an Eligible Individual in such amounts as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an ISO or an NQO. Notwithstanding a designation for a grant of Options as ISOs, however, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as NQOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares of Stock is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.
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4.2.  Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the date of grant of the Option, the Exercise Price, the term of the Option, the number of shares of Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, including the dates upon which the Option is first exercisable in whole and/or part, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
4.3.  Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an ISO granted to a Participant who, at the time the ISO is granted, owns capital stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.
4.4.  Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value, if any, of a share of Stock). In addition, in the case of an ISO granted to an Employee who owns capital stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per share Exercise Price will be no less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing provisions of this Section 4.4, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per share of Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
4.5.  Minimum Vesting. Notwithstanding the foregoing, and subject to Section 3.3(b), in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, Change in Control or involuntary termination).
4.6.  Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:
(a) Subject to the following provisions of this Section 4.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 4.6(c), payment may be made as soon as practicable after the exercise).
(b) Subject to Applicable Law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by
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attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.
(c) Subject to Applicable Law, if shares are publicly traded, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
4.7.  No Repricing. Except for either adjustments pursuant to Section 3.2 (relating to the adjustment of shares of Stock), or reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower Exercise Price. Except as approved by Company’s stockholders, in no event shall any Option granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

SECTION 5
FULL VALUE AWARDS
5.1.  Grant of Full Value Award. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Full Value Awards to Eligible Individuals in such amounts as the Administrator, in its sole discretion, will determine.
5.2.  Full Value Award Agreement. Each Full Value Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Stock granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
5.3.  Conditions. A Full Value Award may be subject to one or more of the following, as determined by the Committee:
(a) The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.
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(b) The grant shall be contingent on the achievement of performance or other objectives during a specified period.
(c) The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.
The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
5.4.  Minimum Vesting.
(a) Notwithstanding the foregoing, and subject to Section 3.3(b), if a Participant’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.
(b) Notwithstanding the foregoing, and subject to Section 3.3(b), if a Participant’s right to become vested in a Full Value Award is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Full Value Award is designated as “Performance-Based Compensation”), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination).

SECTION 6
CASH INCENTIVE AWARDS
6.1.  A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its
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Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the participant between January 1 and March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 7
CHANGE IN CONTROL
7.1.  Change in Control. Subject to the provisions of Section 3.2 and the authority of the Committee to take the actions permitted pursuant to Section 7.2, the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.
7.2.  Committee Actions On A Change in Control. On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Exercise Price. However, in no event shall this Section 7.2 be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.

SECTION 8
COMMITTEE
8.1.  Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 8. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
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8.2.  Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements and who would meet the requirements of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
8.3.  Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore, are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.
(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and conditions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.
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(f) Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.
8.4.  Delegation by Committee. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
8.5.  Information to be Furnished to Committee. The Company, Subsidiaries and any applicable Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Subsidiaries and any applicable Related Company as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
8.6.  Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 9
AMENDMENT AND TERMINATION
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any
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Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to Section 3.2 shall not be subject to the foregoing limitations of this Section 9; and further provided that the provisions of Section 4.7 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company's stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code.

SECTION 10
GENERAL PROVISIONS
10.1.  General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or deliver any shares of Stock or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all Applicable Laws (including, without limitation, the requirements of the United States Securities Act of 1933 and the securities laws of any other applicable jurisdiction), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.
(b) To the extent that the Plan provides for issuance of share certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law, the By-laws of the Company.
(c) To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock.
10.2.  Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to Applicable Law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan (including shares otherwise distributable pursuant to the Award); provided, however, that such shares of Stock under this clause (iii) may be
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used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).
10.3.  Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to Section 4.7 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary or a Related Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary or a Related Company, including the plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations. Notwithstanding the provisions of Section 4.4, Options granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the shares of Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.4.  Dividends and Dividend Equivalents. An Award (other than an Option) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, will be subject to the Company's By-laws as well as Applicable Law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share of Stock equivalents. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.5.  Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof
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as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred share of Stock equivalents. Except for Options designated at the time of grant or otherwise as intended to be subject to Section 409A of the Code, this Section 10.5 shall not be construed to permit the deferred settlement of Options, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in Sections (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.6.  Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
10.7.  Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
10.8.  Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.
10.9.  Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary or Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of such company.
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10.10.  Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
10.11.  Limitation of Implied Rights.
(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary or Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary or Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary or Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary or Related Company shall be sufficient to pay any benefits to any person.
(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or Related Company or the right to continue to provide services to the Company or any Subsidiary or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of share of stockholders.
(c) All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company's By-laws and each Participant is deemed to agree to be bound by the terms of the Company's By-laws as they stand at the time of issue of any shares of Stock under the Plan.
10.12.  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
10.13.  Limitations under Section 409A. The provisions of the Plan shall be subject to the following:
(a) Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet
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the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.
(b) Neither Section 10.3 nor any other provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section (b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.
(c) Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the Exercise Price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).
(d) The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21200-S05865

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRICKELL BIOTECH, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D21201-S05865

BRICKELL BIOTECH, INC.
Special Meeting of Stockholders
August 31, 2020, 10:00 AM (Mountain Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Brown and Andrew D. Sklawer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Brickell Biotech, Inc.'s Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 on August 31, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)